VRINGO, INC. 44 W. 28TH STREET, SUITE 1414 NEW YORK, NY 10001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY Of FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M46085-P26374	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VRINGO, INC.					For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following proposals:					All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
4.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Andrew D. Perlman
	02)	Seth M. Siegel	05)	Alexander R. Berger
	03)	John Engelman	06)	Donald E. Stout
	04)	Andrew Kennedy Lang	07)	H. Van Sinclair

		For	Against	Abstain

1.	Approval of Merger, including the Issuance of Vringo Inc. Common Stock, Preferred Stock and Warrants in Connection with the Merger contemplated by the Agreement and Plan of Merger, dated March 12, 2012, by and between Vringo, Inc., VIP Merger Sub, Inc., a wholly-owned subsidiary of Vringo, and Innovate/Protect, Inc.	☐	☐	☐

2.	Approval of an Amendment to Vringo’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of Vringo Common Stock, within the range of one-for-two to one-for-four	☐	☐	☐

3.	Approval of an Amendment to Vringo’s Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance from 28,000,000 to up to a maximum of 150,000,000	☐	☐	☐

5.	Approval of the Vringo, Inc. 2012 Employee, Directors and Consultant Equity Incentive Plan	☐	☐	☐

6.	Ratification of the Appointment of Vringo’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012	☐	☐	☐

7.	Approval of the Adjournment of the Vringo Annual Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of Proposals Nos. 1, 2, 3, 4, 5 or 7	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting:

The Notice and Proxy Statement and Form 10-K are available at

www.proxyvote.com.

M46086-P26374

VRINGO, INC.

Annual Meeting of Stockholders

[          ], 2012 10:00 AM

THIS PROXY IS SOLICITED ON BEHALF Of THE BOARD Of DIRECTORS OF VRINGO, INC.

The undersigned stockholder of Vringo, Inc., a Delaware corporation (the "Company"), hereby appoints Andrew D. Perlman and Ellen Cohl, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held on [     ], 2012, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Chrysler Center,

666 Third Avenue, 32nd floor, New York, New York 10017, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS ON THE REVERSE SIDE Of THIS PROXY CARD.

Continued and to be signed on reverse side